November 3, 2026

Securities and Exchange Commission 100 F Street, NE

Washington, DC 20549

Re: Registration Statement on Form N-14 (File No. 333-298862)

Information Statement / Proxy Statement / Prospectus Ladies and Gentlemen:

We acknowledge our awareness that ASA Gold and Precious Metals Limited (the "Fund") has incorporated by reference in its Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 (File No. 333-298862) our report dated July 22, 2026, which is contained in its Semi-Annual Report on Form N-CSRS for the period ended May 31, 2026, on our review of the unaudited interim financial information of the Fund, which is contained in such Semi-Annual Report.

Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report is not considered a part of the Registration Statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ TAIT, WELLER & BAKER LLP